UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2020

Foot Locker, Inc.

(Exact name of registrant as specified in charter)

New York	1-10299	13-3513936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West 34th Street, New York, New York 10001

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 720-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 3, 2020, Foot Locker, Inc. (the “Company”) is reducing executive salaries, including each of the executives included as named executive officers in the Company’s 2020 proxy statement, for the second quarter ended August 1, 2020 as follows:

•	Chief Executive Officer salary reduction of 40%;
•	Executive Vice Presidents and Senior Vice Presidents salary reduction of 20%; and
•	Corporate Vice Presidents and General Manager-level roles salary reduction of 10%.

Item 7.01.	Regulation FD Disclosure.

On April 21, 2020, in response to temporary store closures and other business disruptions resulting from the widespread COVID-19 pandemic, the Company communicated to its employees that it is implementing an employee furlough program (or its equivalent under applicable local law) that will apply to a majority of the Company’s store employees in the United States and Canada, and certain of its store employees in Australia and supply chain employees in the United States. The furlough period will begin on April 26, 2020. The Company is continuing to provide its furloughed employees with wages and salaries, as applicable, until the effective date of the furlough period. Subject to local regulations, these employees will be eligible for unemployment benefits. Employees subject to the furlough program will also continue to receive their currently-enrolled health and other benefits in accordance with the terms of the respective plans. The Company’s retail store closures and employee furlough period is uncertain at this time and will continue until operations can safely and responsibly resume in accordance with national, state, and local guidance related to the evolving COVID-19 pandemic.

The information contained in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 8.01.	Other Events.

In conjunction with the Company’s executive salary reduction measures, effective May 3, 2020, the Company’s Board of Directors have suspended the cash elements of their director compensation until further notice.

In addition, due to the unprecedented business impact of the widespread COVID-19 pandemic, the Company is implementing a variety of actions to address the sudden reduction in sales, including temporarily suspending its share repurchase program, and reducing capital expenditures by 50%, for the fiscal year ended January 30, 2021 to increase its cash position and provide additional flexibility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.

Date: April 22, 2020	By:	/s/ Elizabeth Norberg
Name: Elizabeth Norberg Title: Senior Vice President and Chief Human Resources Officer